UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  October 29, 2009

CHINA MEDIAEXPRESS HOLDING, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33746	20-8951489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 2805, Central Plaza, Wanchai Hong Kong	N/A
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   +852 2827 6100

_______________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On October 29, 2009, China MediaExpress Holdings, Inc. (AMEX: TMI) (the “Company” or “CME”), issued a press release, attached to this Current Report on Form 8–K as Exhibit 99.1, reporting that it has received further communications from NYSE Amex LLC (“AMEX”) indicating that AMEX is considering the matters raised in a delisting determination letter previously issued to the Company and is likely to be rescinding that determination based on more recent stockholder information that CME has provided to the AMEX.

As previously described, on October 23 AMEX had determined that CME did not meet the standards for initial listing upon the closing of its business combination earlier this month.  Based on the growth in CME’s stockholder base, however, the Company now meets those standards.  CME believes it should be able to resolve this matter to the satisfication of AMEX and is working closely with AMEX to achieve prompt resolution of the matter.  The Company has been informed that upon issuance of the letter rescinding such determination, which may be provided as early as Friday, no further appeals will be required and it will be granted a new approval for its listing status.

A copy of a press release relating to the foregoing is attached hereto as Exhibit 99.1 and is incorporated in this Item 8.01 by reference.

Item 9.01. Financial Statements and Exhibits.

The following exhibit is furnished herewith:

99.1 Press release dated October 29, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA MEDIAEXPRESS HOLDINGS, INC.

Date: October 29, 2009	By:	/s/ Zheng Cheng
Name: Zheng Cheng
Title: Chief Executive Officer